UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
November 12, 2025
Date of Report (Date of earliest event reported)

CBIZ, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5959 Rockside Woods Blvd. N., Suite 600
Independence, Ohio 44131
(Address of principal executive offices, including zip code)
216-447-9000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 par value	CBZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2025, the Board of Directors (the “Board”) of CBIZ, Inc. (the “Company”) approved and adopted amendments to the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective immediately. The amendments to the Bylaws were the result of a comprehensive review of the Bylaws and include certain provisions to modernize the Bylaws consistent with applicable law, including to:
•Clarify the procedures for virtual meetings of stockholders;
•Clarify and modernize the provisions around the list of stockholders made available before stockholder meetings, consistent with updates to Delaware law;
•Amend the voting standard for the election of directors in an uncontested election to a “majority of the votes cast” standard, and in connection with a contested election to a “plurality of votes cast” standard;
•Implement advance notice provisions for director nominations and other proposals, providing, among other things, for notice of stockholder-proposed business and/or director nominations at an annual meeting to be submitted at least 90 but not more than 120 days prior to first anniversary of the preceding year’s annual meeting (unless the annual meeting date is accelerated or postponed beyond specified dates);
•Incorporate the “universal proxy” rules adopted by the Securities and Exchange Commission pursuant to Rule 14a-19 under the Securities Exchange Act of 1934 (the “Exchange Act”), including notice and solicitation requirements;
•Clarify and streamline provisions relating to directors and officers, including to: (i) remove language regarding “advisory directors,” (ii) simplify the job description and duties of the Company’s officers, and (iii) make other conforming changes; and
•Make certain other immaterial updates and conforming, ministerial, or technical changes, including to align with Delaware law.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

As a result of the amendments to the Bylaws, made on November 12, 2025 and described in Item 5.03 above, a shareholder may nominate an individual for election as a director or bring other business before the 2026 Annual Meeting of Shareholders (other than proposals governed by Rule 14a-8)(the “Annual Meeting”) only by providing written notice to the Company, in the required form, on or after January 15, 2026, and no later than February 14, 2026, to the Company’s Corporate Secretary at CBIZ, Inc., 5959 Rockside Woods Blvd. N., Suite 600, Independence Ohio 44131, Attention: Corporate Secretary. Such notices must also comply with the requirements of the Bylaws and other applicable law, and no director nomination or shareholder proposal may be presented at the Annual Meeting otherwise.

In addition to satisfying the advance notice requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act as of the date of any notice of a director nominations for the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CBIZ, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2025

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary